                                                                    EXHIBIT 10C



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the inclusion, in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 33-70926 for the Provident Mutual Variable Annuity Separate Account, of the following reports:


        1. Our report dated February 20, 1998 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

        2. Our report dated March 4, 1998 on our audits of the financial statements of Provident Mutual Variable Separate Account (comprising twent-three subaccounts) as of December 31, 1997, and the related statements of changes in net assets for each of the two years in the period then ended.

        We also consent to the reference to our Firm under the caption
"Experts".


COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 30, 1998